UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2011, the Board of Trustees (the "Board") of Pebblebrook Hotel Trust (the "Company"), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Phillip M. Miller as a Trustee to serve until the 2011 annual meeting of shareholders and until his successor is elected and qualified. The Board has determined that Mr. Miller is independent of the Company and its management within the meaning of the categorical standards prescribed by the New York Stock Exchange. Mr. Miller was not selected as a Trustee pursuant to any arrangements or understandings with the Company or with any other person and there are no transactions between Mr. Miller and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Miller’s appointment, the size of the Board was increased from six to seven. Mr. Miller was also appointed to serve on the Board’s Audit Committee and its Compensation Committee effective as of May 6, 2011.

Mr. Miller, 52, is Senior Vice President and Group Head of MasterCard Worldwide, where he is responsible for the disciplines of market development and marketing for the e-commerce and retail business groups. From 2005 to 2010, Mr. Miller served as Global Solutions Leader for MasterCard Advisors, where he was responsible for consulting engagements in strategy and information services for large Banks and Card Acquirers globally. Prior to joining MasterCard, from 2002 to 2005, Mr. Miller served as Executive Chairman of Teleglobal International, LTD, a stored-value, secure online payments product, where he was responsible for general management of the company. From 2001 to 2002, Mr. Miller was President and Chief Executive Officer of Chase Merchant Services, LLC, a division of Chase Bank, where he served as operational head and general manager of the largest card acquiring business in the United States. From 1995 to 2001, Mr. Miller served as Chief Marketing Officer and Head of Product Development for GE Money, the consumer financial services division of General Electric Company in over 15 countries globally. From 1985 to 1995, Mr. Miller served as Vice President of International Product Development and Marketing for Citibank’s International Private Banking business in major money centers globally. Mr. Miller received his B.S. in Marketing and his M.B.A. in International Business and Finance from The American University in Washington, D.C.

The Company will compensate Mr. Miller for his service on the Board on the same basis as for each of the Company’s other non-employee Trustees as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the "SEC") on March 25, 2011. As part of that compensation, Mr. Miller received a one-time grant of 2,500 restricted common shares of beneficial interest, $0.01 par value per share, which will vest ratably over three years on January 1 of each of 2012, 2013 and 2014, subject to Mr. Miller’s continued service on the Board. This share award was granted pursuant to the Company’s 2009 Equity Incentive Plan and is subject to the terms of the share award agreement, in substantially the form as Exhibit 10.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-162412) filed with the SEC on November 25, 2009, entered into between the Company and Mr. Miller.

In connection with Mr. Miller’s appointment to the Board, the Company entered into an indemnification agreement with Mr. Miller in substantially the same form as the indemnification agreements between the Company and each of its other Trustees. The indemnification agreement requires, among other matters, that the Company indemnify Mr. Miller to the maximum extent permitted by law for all expenses and liabilities arising out of any proceeding involving Mr. Miller by reason of his service as a member of the Board and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. This summary of the material terms of Mr. Miller’s indemnification agreement is qualified in its entirety by reference to the complete text of the form of indemnification agreement, filed as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-162412) filed with the SEC on November 10, 2009 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

May 10, 2011	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary